Exhibit 10.5

                              SECURITY AGREEMENT
                                AUGUST 15, 2005

     This Security Agreement ("Agreement") is made this Fifteenth day of August 2005, between RIO VISTA OPERATING PARTNERSHIP L.P. ("Debtor") and TRANSMONTAIGNE PRODUCT SERVICES INC. ("Creditor") for good and valuable consideration, receipt of which is hereby acknowledged.

ARTICLE  I  -  DEBTOR'S  WARRANTIES  AND  REPRESENTATIONS.
          -----------------------------------------------

     Debtor makes the following warranties and representations to Creditor:

     SECTION 1.1. Debtor is a limited partnership, organized under the laws of the state of Delaware in good standing with its principal place of business at 820 Gessner, Suite 1285, Houston, Texas 77024.

     SECTION  1.2.  The  exact  legal  name  of  Debtor  is  Rio Vista Operating
Partnership L.P., and Debtor uses no other names or marks, and has no other locations, unless listed on Exhibit A attached hereto.

     SECTION 1.3. Debtor owns the Collateral, free from all liens, security interests, or encumbrances, except as shown on Exhibit A hereto, and Debtor will defend the Collateral against all claims and demands not so shown.

ARTICLE  II  -  SECURITY  INTERESTS.
           ------------------------

     SECTION 2.1. Debtor hereby grants Creditor a continuing security interest in all of Debtor's Collateral, as that term is defined in Section 3.1(d) of the Purchase and Sale Agreement, dated August 15, 2005 between Debtor and Creditor ("P&S Agreement"), and all supporting obligations of every nature, rights to payment of money, insurance refund claims and all other insurance claims and proceeds with respect to the Collateral, and all of Debtor's books and records and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications and schematics concerning the Collateral, and all proceeds, products, additions and accessions to the Collateral to secure the payment of Debtor's indebtedness to Creditor in the amount of $1,300,000.00 (the "Indebtedness"), arising upon Creditor's advance of such amount to Debtor under the terms of the P&S Agreement, together with any renewals or extensions thereof, and whether such Indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter re-incurred.

     SECTION 2.2. Debtor acknowledges and agrees that, with respect to any term used herein that is defined in either Article 9 of the Uniform Commercial Code in force in the jurisdiction in which this security agreement is signed, when it is signed, or Article 9 in force at any relevant time or jurisdiction relating to the Collateral, the meaning to be given with respect to any particular item of property shall be that under the more encompassing of the two


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definitions.  The  Debtor  further  acknowledges that this security agreement is intended  to, and covers, all assets of the Debtor described as Collateral under
Section 3.1 of the P&S Agreement and that Creditor may file a financing statement which so states. Debtor hereby ratifies, authorizes and authenticates any acts taken by Creditor which occurred prior to the execution of this agreement for the filing of an initial financing statement, in lieu of financing statement or any other financing statement.

ARTICLE  III  -  DEBTOR'S  COVENANTS.
            ------------------------

     Debtor covenants and agrees with Creditor as follows:

     SECTION  3.1.     Debtor  shall  notify  Creditor immediately in writing if
Debtor: (i) changes or adds a name or mark to its business; (ii) changes in any respect the form under which its business is operated;, (iii) changes or adds a business location; or (iv) changes its state of organization or registration.

     SECTION 3.2. Debtor shall keep its books and records for the Collateral at its principal place of business. Debtor shall not move such books and records, or the Collateral, without written consent of Creditor.

     SECTION 3.3. Debtor shall keep the Collateral free of unpaid charges, liens, security interests, and encumbrances (except those listed in Exhibit A or granted to Creditor) and shall pay when due all taxes and assessments with respect to the Collateral or its use or operation.

     SECTION 3.4. Creditor shall have the right to inspect and make an inventory of the Collateral, and to examine Debtor's books and records concerning the Collateral at all reasonable times and wherever located.

     SECTION 3.5. Debtor shall obtain and maintain coverage insuring the Collateral against fire, theft, and extended coverage risks ordinarily included in similar policies, all subject to Creditor's approval, with proceeds payable to Debtor and to Creditor as their interests may appear. All policies shall require at least 15 days' written notice to Creditor before any material change or cancellation. Debtor shall give Creditor a certificate or a copy of each such policy within 15 days after the date of this Agreement.

     SECTION 3.6. Debtor shall notify Creditor within five days if Debtor becomes involved in any new claim or dispute, or in any litigation or other proceeding before any court, tribunal, or similar body, in which any potential recovery from Debtor may exceed $50,000.

     SECTION 3.7. Debtor shall not merge, consolidate, or acquire all or substantially all of the assets of any other person or entity without written notice to Creditor.

     SECTION 3.8. Debtor and Creditor agree that all payments received by Creditor for payment of any of the Indebtedness shall be applied to the oldest portion of the Indebtedness, whether evidenced by invoices or otherwise, unless otherwise applied by Creditor.


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ARTICLE  IV  -  DEBTOR  DEFAULT.
           --------------------

     Any  of  the  following  shall  be  an  event  of Debtor default under this
Agreement:

     SECTION  4.1.     Failure  of  Debtor  to  pay  any  Indebtedness when due.

     SECTION 4.2. Failure of Debtor to perform any obligation under this Agreement and/or any other agreement with or in favor of Creditor.

     SECTION 4.3. Making false statements to Creditor, or withholding any information with the intent to deceive Creditor.

     SECTION 4.4. Loss, theft, damage or destruction, levy, seizure, or attachment of any of the Collateral, unless such Collateral is either (i) fully covered by insurance, or (ii) replaced as Collateral by property of equal or greater value, or unless (iii) any such levy, seizure, or attachment is released or dissolved within three days after it is made.

     SECTION 4.5. A change in the financial or other condition of Debtor or the Collateral such that in Creditor's opinion Creditor's risks are increased or the value or security of the Collateral is impaired.

     SECTION 4.6. Debtor's dissolution or termination of existence, or insolvency of Debtor; or Debtor's inability to pay its debts as they mature; or the appointment of a receiver of any property of Debtor; or Debtor's filing of a voluntary petition in bankruptcy; or the adjudication of Debtor as a bankrupt; or any transfer, without prior written consent by Creditor, of a substantial part of Debtor's property.

ARTICLE  V  -  CREDITOR'S  REMEDIES.
          -------------------------

     Upon any Debtor default, Creditor at its option and without demand or notice to Debtor, may have any one or more of the following remedies, plus other remedies available under applicable law:

     SECTION 5.1. Declare all Indebtedness due and payable, with interest thereon, from the date of default until paid, at the rate of 10% per annum or the maximum rate permitted by law, whichever is less, unless a different rate is required by any applicable instrument.

     SECTION 5.2. Take possession of the Collateral wherever located; and Debtor hereby authorizes Creditor to enter upon Debtor's premises and secure or identify the Collateral as Creditor's.

     SECTION 5.3. Sell or otherwise dispose of the Collateral at public or private, sale, whether or not Debtor is present at the sale, on such terms and in such manner as Creditor may determine in compliance with the applicable Uniform Commercial Code (hereinafter referred to as the Code) and Debtor expressly agrees that reasonable notice of the time and place of the sale shall be ten days.


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     SECTION  5.4.     Make  demand  for,  and  Debtor promptly shall deliver to
Creditor, in kind, the proceeds of any sale or other disposition of Collateral; and Creditor shall have the right to notify any or all account Debtors of Debtor of Creditor's security interest, and to require remittance directly to Creditor of all sums due Debtor, and Debtor hereby authorizes Creditor, in its sole and absolute discretion, to compromise and settle any claims of the Debtor against third persons in a commercially reasonable manner, and to endorse Debtor's name on any instruments received in payment of an account.

     SECTION 5.5. If a default hereunder also is a default under any other agreement between Debtor and Creditor, including, without limitation, the P&S Agreement, then Creditor shall have the right to pursue its remedies under such agreement and under this Agreement, successively or concurrently, or otherwise as Creditor may determine, and Creditor shall not thereby be stopped or prevented from pursuing any other remedy it may have under such agreement, or under this Agreement, or by law.

     SECTION 5.6. Make demand for, and Debtor promptly shall pay to Creditor any deficiency if proceeds of any sale or other disposition of Collateral are insufficient to satisfy the Indebtedness; and, in addition, Debtor shall reimburse Creditor upon demand for all costs and expenses incurred by Creditor in retaking, holding, and preparing the Collateral for disposition, and in the sale or other disposition, and for all attorneys' fees, legal costs and expenses, and collection fees incurred by Creditor in the exercise of its rights and remedies under this Agreement and in the collection of Indebtedness. All such costs and expenses also shall be Indebtedness, secured under this Agreement.

     SECTION 5.7. In the event that the security interest held by Creditor in the LPG Tanks is foreclosed and the LPG Tanks are acquired by any party other than Debtor, then Debtor shall provide an access easement to the LPG Tanks over and across Debtor's leasehold premises arising under BND Lease No. 2823 for the purposes of inspecting, maintaining, disassembling and removing the LPG Tanks.

ARTICLE  VI  -  GENERAL.
           ------------

     SECTION 6.1. Debtor hereby authorizes Creditor to prepare and/or file and/or add additional information as it becomes available, or otherwise transmit any and all records, including but not limited to writings or other written documents, if applicable, which Creditor in its sole discretion shall deem necessary to create and perfect a security interest consistent with this Security Agreement or with any future grant of a security interest authenticated by Debtor, (such authentication can be by any medium, written or unwritten, including but not limited to telephone, electronic transmission or a writing) including but not limited to a security agreement, initial financing statement, financing statement, in lieu of financing statement, amendments and continuation statements, by any means authorized by law, whether such law is currently in effect or becomes effective after the execution hereof, including electronic filing. Debtor understands and agrees that by executing this agreement, Debtor has hereby authenticated (as that term is defined in the applicable commercial code) this agreement as a record and (1) authorizes Creditor to (1) prepare and file such record(s) without the signature of Debtor, (2) to file such writing bearing any general, generic or super-generic description of the collateral authorized by


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the applicable code and (3) authorizes Creditor to file any future records which shall hereby be deemed authenticated (as defined in the applicable commercial code) by Debtor.

     SECTION 6.2. All notices shall be in writing and delivered personally or by certified mail, postage prepaid, to the other party at the following addresses:

          To Creditor:

          TransMontaigne  Product  Services  Inc.
          Attn:  President
          1670  Broadway,  Suite  3100
          Denver,  Colorado  80202

          To Debtor:

          Charles  Handly
          Rio  Vista  Operating  Partnership  L.P.
          820  Gessner,     Suite  1285
          Houston,  Texas  77024

          With a copy (which shall not constitute effective notice) to:
          Ian  Bothwell
          Penn  Octane  Corporation
          840  Apollo  Street  Ste  313
          El Segundo, CA 90245

or other address given by notice, and shall be effective when delivered personally or as shown on the receipt, or if none, 48 hours after deposit in the mails.

     SECTION 6.3. This Agreement shall inure to the benefit of and shall bind each of the parties and their respective heirs, representatives, successors, and assigns; but Debtor shall not assign any interest or obligation herein without prior written consent of Creditor.

     SECTION 6.4. If any provision hereof is held to be invalid, the other provisions shall remain enforceable unless deletion of the invalid material will defeat the essential purposes of the parties as expressed herein.

     SECTION 6.5. The terms of this Agreement are intended by the parties as the complete, final, and exclusive statement of their agreement as to the matters described herein, and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

     SECTION 6.6. If two or more parties are referred to herein as Debtor, they shall be jointly and severally liable under this Agreement, and the liability of each shall not be affected as to a party by the termination or release of any party or security of or from any other party.


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     SECTION  6.7.     This Agreement and all transaction contemplated herein or
resulting herefrom shall be governed by and construed in accordance with Texas law.

     Executed as of the date first given above.

TRANSMONTAIGNE  PRODUCT                RIO VISTA OPERATING PARTNERSHIP L.P.
SERVICES  INC.                         By:  Rio  Vista Operating GP LLC, general
                                            partner

By:  /s/  William S. Dickey            By:  /s/  Charles  Handly
   --------------------------             ----------------------------
Name:  William S. Dickey               Name:  Charles  Handly
Title: President                       Title: President


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                                   EXHIBIT "A"

Security Agreement dated August 15, 2005

Debtor:     Rio Vista Operating Partnership L.P.

Other Debtor Names or Marks:     None

Other Debtor Locations:     None

Liens, Security Interests, or Encumbrances on Collateral:     BND, Lenders and
Secured Debt Lender